Exhibit 3.1(c)

N.Y.S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS	ALBANY, NY 12231 - 0001

FILING RECEIPT

ENTITY NAME: HARRIS & HARRIS GROUP, INC.

DOCUMENT TYPE: CHANGE (DOM. BUSINESS)	COUNTY: NEWY
PROCESS

FILED:08/11/2010 DURATION:********* CASH#:100811000971 FILM #:100811000903

FILER:

HARRIS & HARRIS GROUP, INC.
1450 BROADWAY, 24TH FLOOR

NEW YORK, NY 10018

ADDRESS FOR PROCESS:

THE CORPORATION
ATTENTION: GENERAL COUNSEL	1450 BROADWAY, 24TH FLOOR
NEW YORK, NY 10018

REGISTERED AGENT:

SERVICE COMPANY: ** NO SERVICE COMPANY **	SERVICE CODE: 00

FEES	30.00	PAYMENTS	30.00
FILING	30.00	CASH	0.00
TAX	0.00	CHECK	30.00
CERT	0.00	CHARGE	0.00
COPIES	0.00	DRAWDOWN	0.00
HANDLING	0.00	OPAL	0.00
		REFUND	0.00

DOS - 1025 (04/2007)

New York State Department of State

Division of Corporations, State Records and Uniform Commercial Code

One Commerce Plaza, 99 Washington Avenue

Albany, NY 12231

www.dos.state.ny.us

CERTIFICATE OF CHANGE

OF

Harris & Harris Group, Inc.
(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

FIRST: The name of the corporation is:
Harris & Harris Group, Inc	.

If the name of the corporation has been changed, the name under which it was formed is:
Sovereign Thoroughbreeders, Inc.	.

SECOND: The certificate of incorporation was filed by the Department of State on:

August 19, 1981

THIRD: The change(s) effected hereby are: (Check appropriate statement(s))

☐	The county location, within this state, in which the office of the corporation is located, is changed to:	.

☒	The address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is changed to read in its entirety as follows:
Harris & Harris Group, Inc.
1450 Broadway, 24th Floor
New York, N.Y. 10018
Attention: General Counsel
.

☐	The corporation hereby: (Check one)

☐	Designates

as its registered agent upon whom process against the corporation may be served.
The street address of the registered agent is:

☐	Changes the designation of its registered agent to:

The street address of the registered agent is:

.

DOS-1556-f-l (Rev. 05/10)

☐	Changes the address of its registered agent to:

.
☐	Revokes the authority of its registered agent.

FOURTH: The change was authorized by the board of directors.

/s/ Sandra M. Forman	Sandra M. Forman
(Signature)	(Name of Signer)

Corporate Secretary
(Title of Signer)

CERTIFICATE OF CHANGE

OF

Harris & Harris Group, Inc.

(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

Filer’s Name	Harris & Harris Group, Inc.

Address	1450 Broadway, 24th Floor

City, State and Zip Code	New York, N.Y. 10018

NOTE: This form was prepared by the New York State Department of State. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $30 filing fee.

For Office Use Only

DOS-1556-f-l (Rev. 05/10)

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